Exhibit 99.5(b)

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

WASHINGTON, DC 20551

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2024

CADENCE BANK

(Exact Name of Registrant as Specified in Charter)

Mississippi	11813	64-0117230
(State or Other Jurisdiction of	(FDIC Certificate No.)	(IRS Employer Identification
Incorporation)		No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code  (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, $2.50 par value per share	CADE	New York Stock Exchange

Series A Preferred Stock, $0.01 par value per share	CADE-PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment No. 2”) is being filed as the second amendment to the Current Report on Form 8-K filed by Cadence Bank (the “Company”) on January 3, 2025 (the “Original Form 8-K”), as amended by Amendment No. 1 thereto filed on February 5, 2025. The sole purpose of this Amendment No. 2 is to report the voting results for Proposal 2 only with respect to the holders of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”) at the Company’s special meeting of shareholders (the “Special Meeting”). As disclosed in the Original Form 8-K, the Special Meeting was adjourned to provide additional time for holders of Preferred Stock (the “Preferred Holders”) to consider and vote on Proposal 2 and for the Company to solicit additional proxies in favor of the proposal. The vote on all proposals other than Proposal 2 with respect to the Preferred Holders were reported in the Original Form 8-K, each of which is described more in detail in the Original Form 8-K and the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Federal Deposit Insurance Corporation on November 19, 2024 (the “Proxy Statement”). This Amendment No. 2 does not amend, modify, or supplement the Original Form 8-K in any other respect.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2025, the Company reconvened the Special Meeting, which was originally held on December 30, 2024 and was subsequently adjourned and reconvened on January 27, 2025 and March 26, 2025. The Special Meeting was adjourned each time solely for the purpose of soliciting additional proxies from Preferred Holders in favor of a proposal to authorize the Company’s board of directors to implement repurchases of stock in accordance with Regulation H, or Proposal 2.

At the Special Meeting on April 25, 2025, Proposal 2 was submitted to the Preferred Holders for approval as set forth in the Proxy Statement. The Preferred Stock constitutes all of the preferred stock of the Company entitled to vote at the Special Meeting. Present at the reconvened Special Meeting on April 25, 2025 in person or by proxy were Preferred Holders of 5,174,597 shares of Preferred Stock, representing approximately 74.99% of the outstanding shares of Preferred Stock as of November 8, 2024.

Approval of Proposal 2 by the Preferred Holders requires that two-thirds of the outstanding shares of Preferred Stock as of the record date for the Special Meeting vote “FOR” the proposal. The following is the final voting result on Proposal 2 acted upon by the Preferred Holders at the Special Meeting:

Proposal 2: Amendment to Articles to Permit Stock Repurchases

The Company’s Preferred Holders approved the proposal to amend the Articles to permit stock repurchases in accordance with Regulation H. The table below sets forth the voting results for Proposal 2 with respect to the Preferred Holders only:

For	Against	Abstain	Broker Non-Votes
4,686,980	431,228	56,389	0

Item 8.01	Other Events.

As previously disclosed, the board of the directors of the Company declared a special cash dividend of $0.34375 per share of Preferred Stock if Proposal 2 is approved by the Preferred Holders. Therefore, the special dividend is now payable on May 7, 2025, to Preferred Holders of record as of April 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE BANK
	By:	/s/ Cathy S. Freeman

Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: April 25, 2025